UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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VARIAN SEMICONDUCTOR EQUIPMENT

ASSOCIATES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

35 Dory Road

Gloucester, Massachusetts 01930

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 5, 2007

The 2007 Annual Meeting of Stockholders of Varian Semiconductor Equipment Associates, Inc. will be held at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Monday, February 5, 2007 at 9:00 a.m., local time, to consider and act upon the following matters:

(1)	To elect two Class II Directors, each for a term of three years;
(2)	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2007; and
(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the enclosed proxy statement.

December 15, 2006 was the record date for determining which stockholders are entitled to notice of, and to vote at, the meeting and at any subsequent adjournments or postponements. Our stock transfer books will remain open for the purchase and sale of shares of our common stock. A list of stockholders entitled to vote at the 2007 Annual Meeting is available for inspection at our principal executive offices at 35 Dory Road, Gloucester, Massachusetts 01930.

Please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. You may revoke your proxy at any time before the 2007 Annual Meeting by following the procedures described under the caption “Revocation of Proxy” on page 3 of the proxy statement.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Gary E. Dickerson Chief Executive Officer

Gloucester, Massachusetts

December 20, 2006

Your Vote Is Important

It is important that your shares be represented at the annual meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope. This will ensure the meeting has a quorum. No postage need be affixed if the proxy card is mailed in the United States.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

35 Dory Road

Gloucester, Massachusetts 01930

Proxy Statement for the 2007 Annual Meeting of Stockholders

To Be Held on February 5, 2007

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Varian Semiconductor Equipment Associates, Inc. for use at our 2007 Annual Meeting of Stockholders to be held on February 5, 2007 at 9:00 a.m., local time, at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. These proxy materials were first mailed to stockholders on or about December 20, 2006.

PURPOSE OF MEETING

As described in more detail in this proxy statement, we will vote on the following proposals at the 2007 Annual Meeting:

(1)	To elect two Class II Directors, each for a three-year term;

(2)	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2007; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

APPOINTMENT OF PROXY

General

Stockholders of Record.    We encourage you to appoint a proxy to vote on your behalf by promptly submitting the enclosed proxy card that is solicited by our Board of Directors and that, when properly completed, signed, dated and returned to us, will ensure that your shares are voted as you direct. We strongly encourage you to return your completed proxy to us regardless of whether you will attend the 2007 Annual Meeting to ensure that your vote is represented at the 2007 Annual Meeting.

Please return your proxy card to us in the accompanying envelope promptly. If we do not receive your proxy card prior to the Annual Meeting, your proxy will not be valid. In this case, unless you attend the 2007 Annual Meeting, your vote will not be represented.

The persons named in the proxy card have been designated as proxies by our Board of Directors. The designated proxies are our officers. They will vote as directed by the completed proxy card.

Stockholders of record may appoint another person to attend the 2007 Annual Meeting and vote on their behalf by crossing out the Board of Directors-designated proxies, inserting such other person’s name on the proxy card and returning the duly executed proxy card to us. When the person you appoint as proxy arrives at the 2007 Annual Meeting, the inspector of elections will verify such person’s authorization to vote on your behalf by reference to your proxy card.

If you wish to change your vote, you may do so by revoking your proxy before the 2007 Annual Meeting. Please see “Revocation of Proxy” below for more information.

Beneficial Owners.    If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. You should also have received a voter instruction card instead of a proxy card. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with their instructions so that your shares are voted. As described above, you may also request a legal proxy from your bank or broker to vote in person at the 2007 Annual Meeting.

General.    The persons who are the designated proxies will vote as you direct in your proxy card. Please note that proxy cards returned without voting directions, and without specifying a proxy to attend the 2007 Annual Meeting and vote on your behalf, will be voted by the proxies designated by our Board of Directors in accordance with the recommendations of our Board of Directors. We have a policy that requires the Board of Directors to attend our Annual Meetings. All members of our Board of Directors attended the 2006 Annual Meeting.

If any other matter properly comes before the 2007 Annual Meeting, your proxies will vote on that matter in their discretion.

Voting Securities and Votes Required

On December 15, 2006, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 56,051,437 shares of our common stock. Holders of shares of our common stock are entitled to one vote per share.

Under our bylaws, the holders of a majority of the shares of our common stock outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Shares of our common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the meeting is required for the election of the Class II Directors. The affirmative vote of the holders of a majority of the shares of our common stock voting on the matter is required for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2007.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the election of the Class II Directors and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2007. Stockholders are encouraged to return the enclosed proxy card marked to indicate their grant of a proxy or to follow the instructions for voting provided by their broker or nominee.

Revocation of Proxy

You may revoke or change your proxy before the 2007 Annual Meeting by:

•	sending us a written notice of revocation prior to the 2007 Annual Meeting;

•	attending the 2007 Annual Meeting and voting in person; or

•	ensuring that we receive from you prior to the Annual Meeting to be held on February 5, 2007 a new proxy card with a later date.

A copy of our Annual Report on Form 10-K for the fiscal year ended September 29, 2006, as filed with the Securities and Exchange Commission, or the SEC, is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about December 20, 2006. Exhibits to the Form 10-K and this Proxy will be provided to any stockholder upon written request to the Secretary, Varian Semiconductor Equipment Associates, Inc., 35 Dory Road, Gloucester, Massachusetts 01930 at no charge.

Principal Stockholders

The following table sets forth information, as of December 15, 2006, with respect to the beneficial ownership of shares of our common stock by:

•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each director and nominee for director;

•	each executive officer named below in the Summary Compensation Table under the heading “Executive Compensation”; and

•	all current directors and executive officers as a group.

Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The percent of class figure for the common stock is based on 56,051,437 shares of our common stock outstanding as of December 15, 2006, plus any shares subject to outstanding stock options currently exercisable or exercisable within 60 days after December 15, 2006 held by each person specified below.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Common Stock Outstanding
Five Percent Stockholder:
Wellington Management Company, LLP (2)	5,143,062	9.2%

Directors:
Xun (Eric) Chen	2,571	*
Gary E. Dickerson	380,624	*
Robert W. Dutton	46,972	*
Dennis G. Schmal	29,571	*
Elizabeth E. Tallett	93,058	*
Richard A. Aurelio (Non-Executive Chairman)	133,443	*

Other Named Executive Officers:
Robert J. Halliday	181,974	*
Yong-Kil Kim	201,955	*
Walter F. Sullivan	46,239	*
Stanley K. Yarbro	69,238	*
All current directors and executive officers as a group (12 persons): (3)	1,268,883	2.3%

*	Less than 1%.

(1)	The number of shares of common stock beneficially owned by each 5% stockholder, director or executive officer is determined under Section 13 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules promulgated thereunder by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares subject to stock options, restricted stock or other similar rights with respect to which the individual has the right to acquire sole or shared voting or investment power within 60 days after December 15, 2006. The number of shares of common stock listed as beneficially owned in the table above includes shares issuable upon exercise of options exercisable within 60 days after December 15, 2006 for the following stockholders: Mr. Dickerson (229,688 shares), Dr. Dutton (43,501 shares), Mr. Schmal (27,000 shares), Ms. Tallett (88,837 shares), Mr. Aurelio (61,494 shares), Mr. Halliday (119,206 shares), Mr. Kim (152,205 shares), Mr. Sullivan (19,140 shares), Mr. Yarbro (25,840 shares) and the other executive officers (41,545 shares). Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the table above. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)	As reported by the beneficial owner in a Schedule 13G/A filed with the SEC on February 14, 2006. Wellington Management Company, LLP, or Wellington, is an investment advisor registered under the 1940 Act and has shared power to vote or direct the vote of 3,451,319 shares of common stock and the shared power to dispose of or direct the disposition of 5,069,762 shares of common stock. The address for Wellington is 75 State Street, Boston, Massachusetts 02109.

(3)	Includes 808,456 shares of common stock issuable upon exercise of options exercisable within 60 days after December 15, 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our Board of Directors currently consists of six members, two of whom are Class I Directors (with terms expiring at the 2009 Annual Meeting), two of whom are Class II Directors (with terms expiring at the 2007 Annual Meeting) and two of whom are Class III Directors (with terms expiring at the 2008 Annual Meeting). At the 2006 Annual Meeting one Class I Director was elected. In December 2006, in order to balance the number of directors in the various classes, the Board of Directors redesignated Robert W. Dutton from a Class II director to a Class I director. In order to comply with technical requirements of Delaware law, this redesignation was implemented by Dr. Dutton resigning as a member of the Board of Directors and simultaneously being elected by the Board of Directors to be a Class II director. Proxies cannot be voted for a greater number of persons than the number of nominees named.

At the 2007 Annual Meeting, shareholders will have an opportunity to vote for the nominees for Class II Directors, Xun (Eric) Chen and Dennis G. Schmal. Dr. Chen and Mr. Schmal are currently serving as Class II Directors. The persons named in the enclosed proxy card will vote to elect these two nominees as Class II Directors, unless you withhold authority to vote for the election of either or both nominees by marking the proxy card to that effect. Each of the nominees has indicated his willingness to serve, if elected. However, if either or both of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board of Directors or our Board of Directors may reduce the number of directors.

There are no family relationships among any of our directors and executive officers.

Our Board of Directors believes the election of Xun (Eric) Chen and Dennis G. Schmal as Class II Directors is in our best interests and those of our stockholders and, therefore, our Board of Directors unanimously recommends that the stockholders vote “FOR” the nominees.

Set forth below are the name and age of each continuing member of the Board of Directors (including the nominees for election as Class II Directors), and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of Varian Semiconductor. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of December 15, 2006, appears above under the heading “Principal Stockholders.”

Name and Age	Principal Occupation and Business Experience
Class II Directors (Terms Expire at the 2007 Annual Meeting)

Xun (Eric) Chen, 37	Dr. Chen has served as a director of Varian Semiconductor since March 2004. Since July 2002, Dr. Chen has served as a Chief Executive Officer of Brion Technologies, Inc., a privately held technology company based in California. From October 1999 until July 2002, Dr. Chen was a Vice President in the Equity Research Department of J.P. Morgan Chase.

Dennis G. Schmal, 59	Mr. Schmal has served as a director of Varian Semiconductor since August 2004. Mr. Schmal is a retired audit partner from Arthur Andersen, where he worked for 27 years. He retired from Arthur Andersen in April 1999. Mr. Schmal continues to perform a variety of part-time consulting services for a number of companies. Mr. Schmal also serves as a director of Pacific Metrics Corporation, a privately held company, and MCF Corporation and North Bay Bancorp, two publicly traded companies.

Name and Age	Principal Occupation and Business Experience
Class III Directors (Terms Expire at the 2008 Annual Meeting)

Richard A. Aurelio, 62	Since January 2006, Mr. Aurelio has served as Non-Executive Chairman. Mr. Aurelio served as Executive Chairman from October 2004 to January 2006 and previously served as our Chairman and Chief Executive Officer from February 2001 to October 2004. From April 1999 to February 2001, he served as our President and Chief Executive Officer. Prior to April 1999, he was the Executive Vice President of Varian Associates, Inc., or VAI responsible for the Semiconductor Equipment Business. Mr. Aurelio joined VAI in 1991 from a position as Executive Vice President of ASM Lithography, a European-based company, where he was also President of its U.S. affiliate. Mr. Aurelio was hired as President of VAI’s Semiconductor Equipment Business in 1991 and was elevated to Executive Vice President of VAI in 1992. Mr. Aurelio also served as a director of Mykrolis Corporation from February 2002 until November 2004. He has been a director of Brion Technologies since September 2002. Mr. Aurelio was elected to the board of directors of Fairchild Semiconductor International, Inc. effective February 2006.

Elizabeth E. Tallett, 57	Ms. Tallett served as a director of VAI prior to our spin-off in April 1999 and has served as a director of Varian Semiconductor since May 2001. From December 2000 to May 2001, Ms. Tallett served as an advisory board member. Ms. Tallett has been a principal of Hunter Partners, LLC, which provides management services to developing life sciences companies, since July 2002. She was also President and CEO of Dioscor, Inc. from April 1996 until July 2003, and of Marshall Pharmaceuticals, Inc. from November 2000 until January 2003, both specialty pharmaceutical firms. Ms. Tallett was President and CEO of Ellard Pharmaceuticals, Inc. and Galenor, Inc., both biopharmaceutical companies, from 1997 to 2000 and 1999 to 2000, respectively. Ms. Tallett is also a director of Coventry Health Care, Inc., Immunicon, Inc., IntegraMed America Inc., The Principal Financial Group and Varian, Inc.

Class I Directors (Terms Expire at the 2009 Annual Meeting)

Gary E. Dickerson, 49	Mr. Dickerson has served as our Chief Executive Officer and a director of Varian Semiconductor since October 2004. Prior to joining us, Mr. Dickerson was President and Chief Operating Officer of KLA-Tencor Corporation from July 2002 to April 2004. From July 1999 to June 2002, he served as Chief Operating Officer of KLA-Tencor Corporation. Previously, Mr. Dickerson was the Executive Vice President of the Customer Group from July 1997 to June 1999, Group Vice President for the Wafer Inspection Group from January 1996 to June 1997, and General Manager of the Wisard Division from July 1994 to December 1995 at KLA-Tencor Corporation.

Name and Age	Principal Occupation and Business Experience

Robert W. Dutton, 62	Dr. Dutton served as a director of VAI from 1996 until April 1999 and has served as a director of Varian Semiconductor since our spin-off from VAI in April 1999. Dr. Dutton is Director of Integrated Circuits Laboratory in the Department of Electrical Engineering at Stanford University, and he has held various positions at Stanford University since 1971. Since July 2002, Dr. Dutton has served as a director of Tiburon Design Automation, a privately held company. Since December 2005, Dr. Dutton has served as a director of Robust Chip Inc., a privately held company.

Board of Directors and Committee Meetings

The Board of Directors held seven meetings during fiscal year 2006. Each director attended at least 75% of the aggregate number of meetings held, while he or she was a director, by the Board of Directors and by any committee on which he or she served. Stockholders may send communications other than director nominations and stockholder proposals for our 2008 Annual Meeting to the Board of Directors to the following electronic mailing address: boardofdirectors@vsea.com, or to the following physical mailing address: The Board of Directors, Varian Semiconductor Equipment Associates, Inc., 35 Dory Road M/S GL02, Gloucester, Massachusetts 01930-2297. The process for a stockholder to nominate a director is set forth below under “Nomination of Directors” and the process for stockholder proposals for the 2008 Annual Meeting is set forth under “Information about Stockholder Proposals for 2008 Annual Meeting.”

We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. We also have a Technology Committee, the purpose of which is to periodically examine management’s direction and investment in our research and development and technology initiatives and report periodically to the Board of Directors on such matters.

The Audit Committee

The Board of Directors has a standing Audit Committee, which provides the opportunity for direct contact between our independent registered public accounting firm and the Board of Directors. The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm, approves the scope of the annual audit by the independent registered public accounting firm, reviews audit findings and accounting policies, assesses the adequacy of internal accounting controls and disclosure controls and risk management and reviews and approves our financial disclosures. The Audit Committee also meets privately, outside the presence of our management, with the independent registered public accounting firm.

The Audit Committee’s specific responsibilities are set forth in its written charter, which is attached hereto as Appendix A and is available in the investor section of our website, www.vsea.com. The information contained on our website is neither included in nor incorporated by reference into this proxy statement. The purpose of the Audit Committee is to assist with the Board of Directors’ oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the performance of our internal audit function and the independent registered public accounting firm’s qualifications, independence and performance. The Audit Committee’s Report for fiscal year 2006 is printed below on pages 19 to 21.

The Audit Committee held nine meetings during fiscal year 2006. The current members of the Audit Committee are Drs. Chen and Dutton, Mr. Schmal and Ms. Tallett. The current Chairperson of the Audit Committee is Mr. Schmal. Each member of the Audit Committee is “independent” as defined under Rule 4200 of the Nasdaq Stock Market, Inc. corporate governance rules. The Board of Directors has determined that Mr. Schmal is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and is considered “independent” as that term is used in Item 7(d)(3) of Schedule 14A under the Exchange Act.

The Compensation Committee

The Board of Directors also has a standing Compensation Committee, which provides recommendations to the Board of Directors regarding our compensation programs. The Compensation Committee’s specific responsibilities are set forth in its written charter, which is available in the investor section of our website,

www.vsea.com. The Compensation Committee is responsible for determining the compensation of corporate officers, granting equity-based awards, adopting and amending equity-based and other employee benefit plans, hiring and terminating corporate officers, negotiating the terms of any employment agreements and arrangements with corporate officers and periodically reviewing and making recommendations regarding the compensation of directors. Each year, as the SEC requires, the Compensation Committee will report on executive compensation.

The Compensation Committee’s Report on Executive Compensation for fiscal year 2006 is printed below on pages 16 to 18. The Compensation Committee held seven meetings during fiscal year 2006. The current members of the Compensation Committee are Drs. Chen and Dutton, Mr. Schmal and Ms. Tallett. The current Chairperson of the Compensation Committee is Ms. Tallett.

The Nominating and Corporate Governance Committee

The Board of Directors also has a standing Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s specific responsibilities are set forth in its written charter, which is available in the investor section of our website, www.vsea.com. The Nominating and Corporate Governance committee recommends nominees to the Board of Directors for election at the annual meeting of stockholders, proposes candidates qualified to fill any vacancies on the Board of Directors, recommends candidates for membership and the position as chair on the various committees of the Board of Directors, recommends candidates to serve as our executive officers, develops and recommends to the Board of Directors corporate governance principles, oversees the evaluation of the Board of Directors and management and performs any other duties assigned by the Board of Directors. The Nominating and Corporate Governance Committee does consider stockholder nominees for director. Stockholders may nominate candidates for election to the Board of Directors by following the procedures set forth under “Nomination of Directors” below.

The Nominating and Corporate Governance Committee held four meetings during fiscal year 2006. The current members of the Nominating and Corporate Governance Committee are Drs. Chen and Dutton, Mr. Schmal and Ms. Tallett. The current Chairperson of the Nominating and Corporate Governance Committee is Dr. Chen.

Code of Business Conduct and Ethics

We have an established code of business conduct and ethics that complies with SEC and Nasdaq rules. Our code of business conduct and ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and Chief Financial Officer. A copy of our code of business conduct and ethics is available on our website, www.vsea.com.

Transactions With Related Parties

We have a policy that all material transactions between us and our officers, directors and other affiliates must (1) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors and (2) be on terms no less favorable to us than could be obtained from unaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during the fiscal year ended September 29, 2006, the reporting persons complied with all Section 16(a) filing requirements, other than with respect to:

Form 4 reporting the grant of 2,571 shares of common stock by Mr. Schmal in May 2006 was filed two days late.

Forms 4 reporting the exercise of options to purchase: 2,167 shares of common stock by Mr. Baker in February 2006 was filed one day late; 500 shares of common stock and 1,111 shares of common stock were filed three days late and one day late, respectively, in February 2006 by Mr. Aldeborgh; and 4,375 shares of common stock by Mr. Aurelio in September 2006 was filed four days late.

Forms 4 reporting the sale of: 2,482 shares of common stock by Mr. Dickerson in October 2005 was filed 21 days late; 1,362 shares of common stock by Mr. Yarbro in November 2005 was filed one day late; and 663 shares of common stock by Mr. Dickerson in January 2006 was filed nine days late.

Form 4 reporting the grant of 30,000 shares of common stock and the sale of 8,068 shares of common stock by Mr. Aurelio in January 2006 was filed one day late.

Nomination of Directors

As provided in its charter, the Nominating and Corporate Governance Committee identifies and recommends to the Board of Directors nominees for election or re-election to the Board of Directors and will consider nominations submitted by stockholders.

The Nominating and Corporate Governance Committee seeks to create a Board of Directors that is diverse and has a significant breadth of experience, knowledge and abilities that shall assist the Board of Directors in fulfilling its responsibilities. If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director. When the Nominating and Corporate Governance Committee reviews a potential new candidate, they look specifically at the candidate’s qualifications in light of the needs of the Board of Directors at that time given the then current mix of director attributes.

Generally, in nominating director candidates, the Nominating and Corporate Governance Committee strives to nominate directors that exhibit high standards of ethics, integrity, honesty and a commitment to understand us and our industry and to attend and participate in meetings. The nominees should also have demonstrated business acumen, experience and the ability to exercise sound judgments in matters that relate to our current and long-term objectives, should be willing and able to contribute positively to the decision-making process and should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill his or her responsibility as a director. Any nominee should normally be able to serve a three-year term as director before turning 70. In addition, all nominations attempt to ensure that the Board of Directors will encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities. The Board of Directors has not established any term limits to an individual’s membership as a director.

To recommend a nominee, a stockholder must give notice to the Board of Directors, at our registered address: c/o the Secretary of the Board of Directors, 35 Dory Road, Gloucester, Massachusetts 01930-2297. This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. The notice for the 2008 Annual Meeting must be given no later than the deadline for other stockholder proposals for that meeting as is described in “Information About Stockholder Proposals for 2008 Annual Meeting” below. Once we receive the recommendation, the Nominating and Corporate Governance Committee will evaluate the candidate and may contact the candidate for additional information, including certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must respond to any inquiries within the time frame provided in order to be considered for nomination by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee did not pay any fees to any third party to assist us in identifying or evaluating any potential nominees for director during fiscal year 2006. The Nominating and Corporate Governance Committee has not received any nominations for director from stockholders for the 2007 Annual Meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or accrued by us during fiscal years 2006, 2005 and 2004 to, or on behalf of, our Chief Executive Officer and each of our four most highly compensated executive officers (other than our Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 during fiscal year 2006. We refer to our Chief Executive Officer and such other executive officers as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Year (1)	Salary		Bonus (2)		Other Annual Compensation (3)		Restricted Stock		Number of Shares Underlying Options	All Other Compensation
Gary E. Dickerson Chief Executive Officer (4)	2006 2005 2004	$ $ $	568,269 518,296 —	$ $ $	1,150,000 1,100,000 —	$ $ $	3,213 (5) 1,338 (7) —	$ $ $	1,690,858 2,139,656 —	37,501 450,000 —	$ $ $	118,796 (6) 233,440 (8) —
Robert J. Halliday Executive Vice President and Chief Financial Officer	2006 2005 2004	$ $	310,961 $297,142 242,500	$ $ $	504,000 420,000 425,000	$ $ $	5,134 (9) 6,876(11) 14,726(13)	$ $ $	1,077,582 398,583 —	28,124 39,375 75,000	$ $ $	65,791(10) 71,312(12) 67,858(14)
Yong-Kil Kim Executive Vice President, Asia Business Development	2006 2005 2004	$ $ $	272,308 266,223 220,423	$ $ $	385,000 371,000 285,300	$ $ $	71,379(15) 71,891(17) 72,204(19)	$ $ $	742,991 398,583 —	18,747 39,375 75,000	$ $ $	54,410(16) 62,102(18) 49,648(20)
Stanley K. Yarbro Executive Vice President, Worldwide Field Operations	2006 2005 2004	$ $ $	257,308 225,975 —	$ $ $	364,000 400,000 —	$ $ $	6,449(21) 1,900(23) —	$ $ $	733,296 585,416 —	18,747 81,562 —	$ $ $	44,654(22) 52,354(24) —
Walter F. Sullivan Vice President, Customer Operations	2006 2005 2004	$ $ $	252,900 249,771 247,389	$ $ $	357,000 346,080 261,900	$ $ $	7,673(25) 7,673(27) 66,816(29)	$ $ $	433,900 265,751 —	— 26,250 45,000	$ $ $	58,510(26) 64,831(28) 45,348(30)

(1)	Fiscal year 2006 comprised a 52-week period ended September 29, 2006. Fiscal year 2005 comprised a 52-week period ended September 30, 2005. Fiscal year 2004 comprised a 52-week period ended October 1, 2004.

(2)	The bonuses disclosed in the Bonus column were all awarded under a Management Incentive Plan, except that the bonus amount disclosed for Mr. Yarbro for fiscal year 2005 includes a payment of $50,000 pursuant to a signing bonus. Bonuses earned under the Management Incentive Plan in fiscal year 2006 were paid by us to the Named Executive Officers in November 2006 up to the target amount. Bonuses earned above the target amount are subject to a one year mandatory deferral, as determined by the Board of Directors. Bonuses earned under the Management Incentive Plan in fiscal year 2005 were paid by us to the Named Executive Officers in November 2005. Bonuses earned under the Management Incentive Plan in fiscal year 2004 were paid by us to the Named Executive Officers in November 2004.

(3)	Excludes perquisites and other personal benefits unless the aggregate amount of such payments exceeded $50,000, or 10% of the total annual salary and bonus reported for the Named Executive Officers.

(4)	Mr. Dickerson was appointed Chief Executive Officer as of October 16, 2004. Mr. Dickerson’s compensation is described below under the heading “Report of the Compensation Committee.”

(5)	Consists of $3,213 for reimbursement of taxes on all other annual compensation.

(6)	Consists of our contribution (including interest) of $98,996 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $19,800 to the executive’s 401(k) plan account.

(7)	Consists of $1,338 for reimbursement of taxes on all other annual compensation.

(8)	Consists of our contribution (including interest) of $138,354 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $13,750 to the executive’s 401(k) plan account and reimbursement for relocation expenses of $81,336.

(9)	Consists of $5,134 for reimbursement of taxes on all other annual compensation.

(10)	Consists of our contribution (including interest) of $45,991 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $19,800 to the executive’s 401(k) plan account.

(11)	Consists of $6,876 for reimbursement of taxes on all other annual compensation.

(12)	Consists of our contribution (including interest) of $57,562 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $13,750 to the executive’s 401(k) plan account.

(13)	Consists of $14,726 for reimbursement of taxes on all other annual compensation.

(14)	Consists of our contribution (including interest) of $55,108 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $12,750 to the executive’s 401(k) plan account.

(15)	Consists of $18,751 for expatriate goods and services allowance. Also includes $52,628 for reimbursement of housing costs and school tuition provided by us to an expatriate employee.

(16)	Consists of our contribution (including interest) of $34,610 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $19,800 to the executive’s 401(k) plan account.

(17)	Consists of $18,391 for expatriate goods and services allowance. Also includes $53,500 for reimbursement of housing costs and school tuition provided by us to an expatriate employee.

(18)	Consists of our contribution (including interest) of $48,352 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $13,750 to the executive’s 401(k) plan account.

(19)	Consists of $18,751 for expatriate goods and services allowance. Also includes $53,453 for reimbursement of housing costs and school tuition provided by us to an expatriate employee.

(20)	Consists of our contribution (including interest) of $36,898 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $12,750 to the executive’s 401(k) plan account.

(21)	Consists of $6,449 for reimbursement of taxes on all other annual compensation.

(22)	Consists of our contribution (including interest) of $24,854 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $19,800 to the executive’s 401(k) plan account.

(23)	Consists of $1,900 for reimbursement of taxes on all other annual compensation.

(24)	Consists of our contribution (including interest) of $38,604 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $13,750 to the executive’s 401(k) plan account.

(25)	Consists of $7,673 for reimbursement of taxes on all other annual compensation.

(26)	Consists of our contribution (including interest) of $38,710 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $19,800 to the executive’s 401(k) plan account.

(27)	Consists of $7,673 for reimbursement of taxes on all other annual compensation.

(28)	Consists of our contribution (including interest) of $51,081 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $13,750 to the executive’s 401(k) plan account.

(29)	Consists of $20,113 for personal use of a company-leased automobile and other automobile-related expenses of $45,479. Also includes reimbursement for financial planning services paid by Mr. Sullivan in the amount of $1,224.

(30)	Consists of our contribution (including interest) of $32,598 to the executive’s Supplemental Retirement Plan account. Also, includes a matching contribution of $12,750 to the executive’s 401(k) plan account.

Option Grants in Last Fiscal Year

The following table contains information regarding option grants by us to our Named Executive Officers during the fiscal year ended September 29, 2006.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share (1)	Expiration Date

Name					5%	10%
Gary E. Dickerson	37,501	9.1%	$35.66	8/18/2013	$544,410	$1,268,706
Robert J. Halliday	28,124	6.8%	$35.66	8/18/2013	$408,282	$951,470
Yong-Kil Kim	18,747	4.5%	$35.66	8/18/2013	$272,154	$634,234
Stanley K. Yarbro	18,747	4.5%	$35.66	8/18/2013	$272,154	$634,234
Walter F. Sullivan	—	—	—	—	—	—

(1)	The exercise price per share of each option was equal to the fair market value per share of our common stock on the date of grant.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercises of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of shares of our common stock, the option holder’s continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The table set forth below contains certain information regarding each exercise of a stock option during the fiscal year ended September 29, 2006 by our Named Executive Officers, and the number and value of the securities underlying unexercised options held by each of the Named Executive Officers as of September 29, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gary E. Dickerson	—	—	185,157	302,344	$2,617,791	$3,757,210
Robert J. Halliday	115,250	$1,721,897	134,093	70,905	$1,969,303	$671,081
Yong-Kil Kim	122,000	$2,340,170	185,091	61,530	$2,457,810	$661,357
Stanley K. Yarbro	19,686	$124,097	15,820	64,803	$214,780	$645,358
Walter F. Sullivan	11,627	$205,807	24,531	25,881	$250,856	$376,683

(1)	Represents the per share value of the shares of our common stock at the time the option was exercised, less the per share option exercise price, multiplied by the number of shares acquired on exercise of such option.

(2)	Based on the fair value of the closing price of a share of our common stock on September 29, 2006 ($36.70) less the option exercise price, multiplied by the number of shares underlying the options.

Agreements with Named Executive Officers

Change in Control Agreements

The Named Executive Officers and certain other of our executive officers are parties to change in control agreements with us. Under these agreements, a change in control of Varian Semiconductor is defined to occur if:

•	any individual or group becomes the beneficial owner (as defined in Section 13 of the Exchange Act) of 30% or more of the voting power of our outstanding securities;

•	the “continuing directors” cease to constitute at least a majority of the Board of Directors. “Continuing directors” are defined as our directors as of the date of the executive’s agreement and any successor to any such director who was nominated or selected by a majority of the continuing directors in office at the time of the director’s nomination or selection and who is not an “affiliate” or an “associate” (as defined under the Exchange Act) of any person who is the beneficial owner of more than 10% of the combined voting power of Varian Semiconductor;

•	there occurs a reorganization, merger, consolidation or other corporate transaction involving us in which our stockholders immediately prior to such transaction do not own more than 50% of the combined voting power of Varian Semiconductor (or of a successor entity resulting from such transaction) after such transaction; or

•	all or substantially all of our assets are sold, liquidated or distributed.

In certain circumstances, the Board of Directors can declare that change in control will not be considered to have occurred, despite the occurrence of one of the above-listed events. With certain exceptions, these agreements each provide that the executive officer will forfeit his or her benefits under the agreement if he or she voluntarily leaves our employ during the process of a tender offer, merger negotiations or in certain other circumstances that could lead to a change in control. This is intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of Varian Semiconductor, and to enhance our ability to attract and to retain executives. Each agreement provides that if within 18 months of a change in control (i) we terminate the executive’s employment other than by reason of his or her death, disability, retirement or for “cause” (as defined in the applicable agreement), or (ii) the executive terminates his or her employment for “good reason” (as defined in the applicable agreement), the executive will receive:

•	a lump sum severance payment equal to 2.99 (in the case of the Chief Executive Officer) or 2.50 (in the case of certain other designated executives) multiplied by the sum of (1) the executive’s annual base salary, (2) the highest annual bonus earned by the executive in any of the three most recent fiscal years ending prior to the date of termination and (3) the highest cash bonus for a performance period of more than one fiscal year that was earned by the executive in any of the three fiscal years ending prior to the date of termination;

•	a pro rata portion of the executive’s target bonus for the fiscal year in which the executive’s termination occurs, and for any other partially completed bonus performance period at the time of the executive’s termination;

•	full exercisability of unvested stock options and full release of restrictions on restricted stock;

•	continued receipt of benefits under life, medical, dental, vision and disability insurance plans, as well as the financial and tax counseling plan, until the earlier to occur of commencement of substantially equivalent full-time employment with a new employer or 24 months after the date of termination of employment with Varian Semiconductor;

•	the right to purchase any company-leased automobile then in possession of the executive; and

•	a gross-up payment such that if any payments and benefits received by the executive from Varian Semiconductor would subject that person to the excise tax contained in Section 4999 of the Internal

Revenue Code of 1986, as amended, or the Code, the executive will be entitled to receive an additional payment that will place the executive in the same after-tax economic position that the executive would have enjoyed if such excise tax had not applied.

These agreements also provide that if, following a change in control, the executive’s employment is terminated due to death or disability, the executive will receive death or long-term disability benefits no less favorable than the most favorable benefits to which the executive would have been entitled had the death or disability occurred at any time in the one-year period prior to the change in control.

Compensation of Directors

Non-Executive Chairman of the Board of Directors

Mr. Aurelio serves as the Non-Executive Chairman of the Board of Directors and effective January 2005, began receiving an annual base salary of $300,000. On January 2, 2006, we entered into an agreement with Mr. Aurelio, pursuant to which Mr. Aurelio retired as an employee of Varian Semiconductor effective January 3, 2006 and continues to serve as the Non-Executive Chairman of our Board of Directors. Under the terms of the agreement, Mr. Aurelio (i) agreed to provide certain consulting and advisory services as requested by the Chief Executive Officer; (ii) receives a retainer payment totaling $200,000 from January 3, 2006 through December 31, 2006; (iii) received a one-time grant of 45,000 shares (split effected) of restricted stock on January 2, 2006, which vested immediately; (iv) is entitled to receive all benefits made available to our retired executive officers; and (v) receives reimbursement for certain expenses incurred in connection with providing consulting and advisory services or in connection with service as a director or as Non-Executive Chairman. Also pursuant to the agreement, we transferred title to the company car made available for Mr. Aurelio’s use to Mr. Aurelio on January 3, 2006 and Mr. Aurelio agreed to certain non-competition and non-solicitation terms with Varian Semiconductor that extend through December 31, 2007.

Fiscal Year 2006

Each non-employee director received the following cash compensation in consideration for his or her service on the Board of Directors for the fiscal year ending 2006 (except as where otherwise provided):

•	$35,000 annual cash retainer (as described in further detail below);

•	$2,500 for each meeting of the Board of Directors that a director attends in person;

•	$1,000 for each meeting of the Board of Directors that a director attends telephonically;

•	$1,000 for attending any meeting of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee or the Technology Committee;

•	In the event that a director is appointed Chairman of the Audit Committee, such director will receive an additional $10,000 annual cash retainer for his or her services as Chairman; and

•	In the event that a director is appointed Chairman of the Compensation Committee, Chairman of the Nominating and Corporate Governance Committee or Chairman of the Technology Committee, such director will receive an additional $6,000 annual cash retainer for his or her services as Chairman of such Committee.

The annual cash retainer of $35,000 is paid by us, with respect to each approximately one-year period between consecutive Annual Meetings, in two installments, consisting of a first payment of $17,500 due on the first business day following the Annual Meeting and a second payment of $17,500 due on the date that is six months after the date of such Annual Meeting (or the next business day thereafter, if such day is not a business day) for so long as the non-employee director serves as such; provided, however, that if a non-employee director’s service begins in the period between semi-annual installments of the annual cash compensation for non-employee directors, such director will be paid $17,500 prorated to reflect the portion of such period remaining after his or her commencement of service; and; provided further, however, that if a non-employee director is no longer serving as a non-employee director (e.g., due to resignation, retirement or other termination of service) on any applicable payment date, he or she will not be entitled to the installment of the annual cash compensation otherwise due on such date or any portion thereof.

In addition, under the Amended and Restated Omnibus Stock Plan, each non-employee director received a non-qualified stock option grant to purchase 18,000 shares of our common stock on the date of such non-employee director’s appointment or initial election as director. Under the Amended and Restated Omnibus Stock Plan, each non-employee director received annually, beginning with the first Annual Meeting following his or her appointment or initial election, a non-qualified stock option grant to purchase 9,000 shares of our common stock. In accordance with the Amended and Restated Omnibus Stock Plan, the non-qualified stock options were granted with an exercise price equal to the fair market value of a share of our common stock on the date of grant and were fully exercisable on the date of grant.

On December 8, 2005, our Board of Directors adopted, and on February 9, 2006, the stockholders approved, the 2006 Stock Incentive Plan, which replaced the Amended and Restated Omnibus Stock Plan. On March 7, 2006, the Board of Directors adopted an amendment to the 2006 Stock Incentive Plan. Under the Amended and Restated 2006 Stock Incentive Plan, our directors are eligible to be granted incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, although incentive stock options may only be granted to our employees. The maximum number of shares with respect to which awards may be granted to our non-employee directors is 18,000 per fiscal year. On May 10, 2006, each non-employee director was granted 2,571 restricted stock units, which vested immediately, in lieu of the annual non-qualified stock option grant.

Indebtedness of Management

No members of management or of our Board of Directors have any outstanding indebtedness to us.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2006 were Drs. Chen and Dutton, Mr. Schmal and Ms. Tallett. All members of the Compensation Committee satisfy the independent director standards as defined by current Nasdaq rules and are “outside directors” for purposes of Rule 162(m) of the Code, and are “non-employee directors” for purposes of Section 16 of the Exchange Act. No interlocking relationship, as defined in the Exchange Act exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity.

Equity Compensation Plan Information

We maintain two equity plans, the Amended and Restated 2006 Stock Incentive Plan and the Employee Stock Purchase Plan, both of which have been approved by our stockholders. The following table provides information regarding the shares of our common stock authorized for issuance under our equity compensation plans as of September 29, 2006.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (1)
Equity Compensation Plans Approved by Security Holders	4,546,855	$24.29	7,976,412
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A

Total	4,546,855	$24.29	7,976,412

(1)	Includes 796,938 shares of our common stock issuable under the Employee Stock Purchase Plan. The weighted average remaining contractual life of all options outstanding under the Amended and Restated 2006 Stock Incentive Plan is 5.0 years.

Report of the Compensation Committee

The compensation program for executive officers is administered by the Compensation Committee, whose members are all “independent” (as defined under the applicable rules of the Nasdaq Stock Market, Inc.), non-employee directors. Our executive compensation program is designed to retain and reward the executives who are leading us in the achievement of its business objectives.

Compensation Objectives and Philosophy.    The objectives of the executive compensation program are: (1) to align compensation with business objectives and individual performance and (2) to attract, retain and reward executive officers who contribute to our long-term success. Our executive compensation philosophy is based on the principles of sustained performance and competitive and fair compensation.

Sustained Performance.    Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which pre-established strategic and business plan goals are met for each executive, including such specific factors as the achievement of operating budgets, attainment of market share goals, continued customer satisfaction, development of targeted product segments, quality and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and company values are fostered.

In evaluating each executive officer’s performance, the Compensation Committee generally conforms to the following process:

•	Company and individual goals and objectives generally are set at the beginning of the performance cycle.

•	At the end of the performance cycle, the accomplishment of the executive’s goals and objectives and his or her contributions to us are evaluated.

•	The executive’s performance is then compared with that of peers within Varian Semiconductor, and the results are communicated to the executive.

•	The results, combined with compensation practices of other companies in the industry, are then used to determine base salary, cash bonuses and equity-based award levels.

Competitive and Fair Compensation.    We are committed to providing an executive compensation program that helps attract and retain highly qualified executives. An outside compensation consulting firm is engaged to provide an independent analysis of the programs and practices for our executive officers and to assist in the formulation of recommendations relating to the appropriate level and mix of compensation for our executive officers. To ensure that compensation is competitive, with the assistance of an outside compensation consulting firm and the utilization of nationally recognized compensation surveys in the technology sector, we annually compare our compensation practices with those of other companies in the industry and take the results into consideration when establishing our compensation guidelines for executives. In light of the foregoing, we believe compensation for our executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in companies with similar businesses and of comparable size and success.

Compensation for our executive officers primarily consists of three elements—base salary, cash bonuses and equity-based awards. Generally, increases in base salaries, the payment of cash bonuses and the grant of equity-based awards are based on actual corporate and individual performance against targeted performance and various objective performance criteria. Targeted performance criteria vary for each executive and are based on his or her area of responsibility. Subjective performance criteria include an executive’s ability to motivate others, recognize and pursue new business opportunities and initiate programs to enhance our growth and success.

Base Salary.    The base salaries for executives are generally set by reviewing the performance of the individual, compensation for competitive positions in the market and the historical compensation levels of the executives.

Cash Bonuses.    The 2006 Management Incentive Plan, or the 2006 MIP, provides for the grant of performance-based cash compensation to our executive officers. Pursuant to the 2006 MIP, the Board of Directors establishes performance goals and a target award and a maximum award for each participant. The target award and maximum award are based on a percentage of the participant’s base salary. The qualitative measurement areas for the fiscal year 2006 performance goals, as established by the Board of Directors, were as follows: (i) the attainment of market share goals; (ii) profitability; (iii) product development; and (iv) quality. In addition, for certain executive officers, individual goals were established (e.g., success in certain regions where we conduct business or the success of certain of our divisions). After the end of fiscal year 2006, the Board of Directors evaluated whether the performance goals for each executive officer had been achieved. Generally, bonuses earned during a fiscal year are paid in November following the end of such fiscal year. As determined by our Board of Directors at the beginning of a fiscal year, certain executive officers may be required to defer, for approximately one year, the payment of a bonus earned during a fiscal year if such bonus is greater than one times the executive’s target award. If such a deferral is required, the executive generally will be paid the bonus amount by December of the second year following the end of the fiscal year during which such bonus was earned. Generally, the executive must be employed by Varian Semiconductor at the time of payout otherwise, the deferred bonus amount is forfeited by the executive.

Equity-Based Awards.    Compensation at the executive officer level also includes the long-term incentives offered by equity-based awards. To best align executive officers’ interests with the long-term interests of our stockholders, we use stock options and restricted stock as long-term equity-based incentive vehicles. These programs are designed to assist in the retention of executives. The size of option grants is generally intended to reflect the executive’s position with Varian Semiconductor and his or her contributions to Varian Semiconductor, including his or her success in achieving the individual performance criteria described above. Option grants and restricted stock awards generally have four-year vesting periods to encourage key employees to continue in our employ. The Compensation Committee began in fiscal year 2005 to utilize grants of restricted stock to attract talented individuals to accept employment with us and to motivate such executive officers. The Compensation Committee may continue to utilize grants of restricted stock in the future to attract other talented individuals to accept employment with us, to assist in the retention of executive officers and to provide motivational incentives to executive officers.

In addition through December 31, 2006, executive officers may acquire shares of our common stock through a compensatory employee stock purchase plan that is intended to meet the requirements of Section 423 of the Code. Employees who elect to participate in this plan are able to purchase shares of our common stock at a 15% discount from the market value per share of the common stock on either the first day or last day of the offering period, whichever is lower. The plan permits an enrolled employee to have withheld from his or her salary an amount between 1% and 10% of compensation, which is used to purchase shares of common stock. Purchases occur at the end of option periods, which are of six-months’ duration.

Compensation of Chief Executive Officer.    The Compensation Committee determines the compensation of our Chief Executive Officer based on the policies and procedures described above for all executive officers. In addition, for fiscal year 2006, the Compensation Committee took into consideration the following factors: (1) our performance relative to our competitors; (2) our status as the leading supplier of ion implantation systems; (3) the ability to meet or exceed our internal targets; and (4) our level of compensation compared to the compensation of other chief executive officers.

Mr. Dickerson’s compensation was determined by the Compensation Committee based on the policies and procedures described above for all executive officers. In fiscal year 2006, Mr. Dickerson received the following compensation: (1) salary of $568,269; (2) incentive bonus of $1,150,000; (3) an aggregate of $118,796 in 401(k) and Supplemental Executive Retirement Plan contributions; and (4) $3,213 for reimbursement of taxes on all other annual compensation. In addition, in fiscal year 2006, Mr. Dickerson was awarded an option to purchase 37,501 shares of our common stock at an exercise price of $35.66 per share. This option grant is subject to a four-year vesting schedule. Mr. Dickerson was also granted $1,690,858 of restricted stock (i.e., 53,705 shares of restricted stock) during fiscal year 2006. The restricted stock is subject to a four-year vesting schedule. The incentive bonus of $1,150,000 includes $575,000 that is subject to a mandatory one year deferral, as determined by our Board of Directors. Generally, the executive must be employed at the time of payout one year subsequent to the period in which the bonus is earned, or the bonus is forfeited.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Code, generally disallows a tax deduction to public companies for compensation over $1 million paid to our Chief Executive Officer and each of the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Our stockholder-approved Amended and Restated Omnibus Stock Plan, Amended and Restated 2006 Stock Incentive Plan and 2006 MIP are qualified so that awards under such plans constitute performance-based compensation not subject to Section 162(m) of the Code. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in our best interests and the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees.

The Compensation Committee is pleased to submit this report to our stockholders and believes that the objectives of the compensation program for our executive officers in fiscal year 2006 have been satisfied.

COMPENSATION COMMITTEE

Elizabeth E. Tallett (Chairperson)

Xun (Eric) Chen

Robert W. Dutton

Dennis G. Schmal

COMPARISON OF FIVE-YEAR CUMULATIVE STOCKHOLDERS’ RETURNS

PERFORMANCE GRAPH FOR VARIAN SEMICONDUCTOR

The comparative stock performance graph below compares the cumulative stockholder return on our common stock for the period from September 28, 2001 through September 29, 2006 with the cumulative total return on (1) the Total Return Index for The Nasdaq Stock Market (US) and (2) the Goldman Sachs Semiconductor Index, which is a published industry index. The cumulative total return computations set forth in the performance graph assume the investment of $100 in our common stock, the Nasdaq Stock Market (US) and the Goldman Sachs Semiconductor Index on September 29, 2001. The stock price performance shown on the graph and table below is not necessarily indicative of future price performance.

	Cumulative Total Return ($)
	($100 Initial Investment)
	9/28/2001	9/27/2002	10/3/2003	10/1/2004	9/30/2005	9/29/2006
Varian Semiconductor	100.00	62.17	157.18	126.85	163.91	212.96
Nasdaq Stock Market (US)	100.00	78.77	120.00	127.48	145.50	153.45
Goldman Sachs Semiconductor Index	100.00	64.12	117.52	105.62	125.09	129.55

Report of the Audit Committee

The Audit Committee is composed of four members and acts under a written charter adopted by the Board of Directors. The members of the Audit Committee are independent directors, as defined by its charter and the Nasdaq rules. Mr. Schmal is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The members of the Audit Committee are not our full-time employees and are not, and do not represent to be, performing the functions of auditors or accountants. Members of the Audit Committee rely on the information provided and the representations made to them by management and the independent registered public accounting firm.

The purpose of the Audit Committee is to assist with the Board of Directors’ oversight of (a) the integrity of our financial statements, (b) compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications, independence and performance, (d) the performance of our internal audit function and (e) the pre-approval of all audit and non-audit services, if any, provided by our independent registered public accounting firm. Our internal auditors and independent registered public accounting firm each have unrestricted access to the Audit Committee. In the performance of its oversight role, the Audit Committee reviewed our audited financial statements for the fiscal year ended September 29, 2006 and met with both management and PricewaterhouseCoopers LLP, the independent registered public accounting firm who performed the audit, to discuss these financial statements.

Management is responsible for internal controls and the financial reporting process. Management represented to the Audit Committee that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States. Our independent registered public accounting firm (a) audits the annual financial statements prepared by management, (b) expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows of in conformity with accounting principles generally accepted in the United States and that the audit of our financial statements by an independent registered public accounting firm has been carried out in accordance with auditing standards generally accepted in the United States and, (c) discusses with the Audit Committee any issues it believes should be raised. As appropriate, the Audit Committee reviews and evaluates, and discusses with management, internal accounting, financial and auditing personnel and the independent registered public accounting firm, the following points:

•	the plan for, and the independent registered public accounting firm’s report on, each audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to us; and

•	the adequacy of our internal controls and accounting, financial and auditing personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees), or SAS 61. The independent registered public accounting firm is required under SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Our independent registered public accounting firm also provided the Audit Committee with other material written communications such as the engagement letter, reports on observations and recommendations on internal controls and the independence letter required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees. Independence Standards Board Standard No. 1 requires independent registered public accounting firms annually to disclose in writing all relationships that in the registered public accounting firm’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the registered public accounting firm the matters disclosed in this letter and their independence from Varian Semiconductor. The Audit Committee also considered whether such accounting firm’s provision of the other, non-audit related services to us that are referred to under the heading “Ratification of the Selection Of Independent Registered Public Accounting Firm for Fiscal Year 2007” is compatible with maintaining such registered public accounting firm’s independence and concluded that the independence of PricewaterhouseCoopers LLP is not compromised by the provision of such services.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 29, 2006. Subject to stockholder ratification, the Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2007.

AUDIT COMMITTEE

Dennis G. Schmal (Chairperson)

Xun (Eric) Chen

Robert W. Dutton

Elizabeth E. Tallett

None of the Report of the Compensation Committee, the Report of the Audit Committee or the Performance Graph shall be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as from time to time in effect, or under the Exchange Act, as from time to time in effect, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such acts.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007

Subject to ratification by the stockholders, the Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2007. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since April 1999. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the selection of such independent registered public accounting firm will be reconsidered by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors believes that the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2007 is in our best interests and those of our stockholders and recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP.

Independent Registered Public Accounting Firm’s Fees

PricewaterhouseCoopers LLP audited our financial statements for the fiscal years ended September 29, 2006 and September 30, 2005. The following table summarizes the fees that PricewaterhouseCoopers LLP billed to us for each of the last two fiscal years:

	Fiscal Year 2006	Fiscal Year 2005
Audit Fees	$1,243,000	$1,576,000
Audit-Related Fees	$3,000	$28,000
Tax Fees	$255,000	$254,000

Total	$1,501,000	$1,858,000

Audit Fees

Consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These services relate primarily to audits of employee benefit plans and accounting consultations.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax consultations, tax planning and expatriate consulting services.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are approved by the Audit Committee prior to the completion of the audit engagement. We did not utilize this exception to the pre-approval requirements during the 2006 fiscal year.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Schmal is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and is considered “independent” as that term is used in Item 7(d)(3) of Schedule 14A under the Exchange Act.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting and does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of either document to any stockholder who calls or writes to us at the following address or phone number: 35 Dory Road, Gloucester, Massachusetts 01930-2297, Telephone (978) 282-2000. If any stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and phone number.

INFORMATION ABOUT STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

In order to be included in the proxy materials for our 2008 Annual Meeting, stockholders’ proposed resolutions must be received by us at our principal executive offices, 35 Dory Road, Gloucester, Massachusetts 01930 no later than August 22, 2007. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

If a stockholder wishes to present a proposal at our 2008 Annual Meeting but does not wish to have the proposal considered for inclusion in the Proxy Statement and proxy card, the stockholder must also give written notice to our Secretary at the address noted above. The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of our most recent annual meeting. Assuming that our 2008 Annual Meeting is held on or after January 6, 2008 and on or before March 6, 2008 (as we currently anticipate), our bylaws would require notice to be provided to our Secretary at our principal executive offices no earlier than September 21, 2007 and no later than October 21, 2007. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 Annual Meeting, the proxies designated by our board of directors will have discretionary authority to vote on that proposal.

Pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a stockholder who wishes to present a proposal fails to notify us within the time periods specified above but properly brings the proposal before the meeting, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder’s proposal. If a stockholder makes timely notification, the proxies may still exercise discretionary authority in accordance with the SEC’s proxy rules.

By Order of the Board of Directors,

GARY E. DICKERSON

Chief Executive Officer

Gloucester, Massachusetts

December 20, 2006

The Board of Directors encourages stockholders to attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend this meeting may vote their stock personally even though they have sent in their proxies.

Appendix A

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

AUDIT COMMITTEE CHARTER

A. Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the registered public accounting firm’s qualifications and independence; and

•	the performance of the Company’s internal audit function and registered public accounting firm.

B. Structure and Membership

1. Number.    The Audit Committee shall consist of at least three members of the Board of Directors.

2. Independence.    Each member of the Audit Committee shall meet the independence requirements applicable to audit committees established by the Board of Directors in accordance with applicable laws, rules, regulations, listing rules and any other applicable regulatory requirements.

3. Financial Literacy.    Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by the rules and regulations of the Securities and Exchange Commission) and at least one member shall meet the financial sophistication standards required by the rules of The Nasdaq Stock Market, Inc. All members of the Audit Committee shall participate in continuing education programs as set forth in the rules developed by the Nasdaq Listing and Hearings Review Council.

4. Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5. Compensation.    The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director’s fees.

6. Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

7. Other Directorships.    Generally, no members of the Audit Committee may serve on more than three audit committees of publicly traded companies (including the Company) at one time, unless approved by the Board of Directors.

C. Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the registered public accounting firm, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the determination by the Company of the adequacy of internal controls over financial reporting. The registered public accounting firm is responsible for auditing the Company’s financial statements, for reviewing the Company’s unaudited interim financial statements and for reporting on the Company’s internal controls. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the registered public accounting firm’s report.

Oversight of Registered Public Accounting Firm

1. Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the registered public accounting firm. The Audit Committee may, in its discretion, seek stockholder ratification of the registered public accounting firm it appoints.

2. Independence.    The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the registered public accounting firm. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the registered public accounting firm describing all relationships between the registered public accounting firm and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the registered public accounting firm concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3. Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the registered public accounting firm. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the registered public accounting firm established by the Audit Committee.

4. Preapproval of Services.    The Audit Committee shall preapprove all audit services, which may entail providing comfort letters in connection with securities underwritings, and permitted non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder)) to be provided to the Company by the registered public accounting firm. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the registered public accounting firm.

5. Oversight.    The registered public accounting firm shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the registered public accounting firm, including resolution of disagreements between Company management and the registered public accounting firm regarding financial reporting. In connection with its oversight role, the Audit Committee shall review the effectiveness of the audit of the Company’s financial statements and the audit process and, from time to time as appropriate, obtain and review the reports required to be made by the registered public accounting firm pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

•	critical accounting policies and practices;

•	alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and

•	other material written communications between the registered public accounting firm and Company management.

2

Review of Audited Financial Statements

6. Discussion of Audited Financial Statements.    The Audit Committee shall review and discuss with the Company’s management and the registered public accounting firm the Company’s audited financial statements, including the matters about which Statements on Auditing Standards §380 requires discussion.

7. Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8. Audit Committee Report.    The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), any report required by the rules and regulations of the Securities and Exchange Commission.

Review of Other Financial Disclosures

9. Registered Public Accounting Firm Review of Interim Financial Statements.    The Audit Committee shall direct the registered public accounting firm to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the registered public accounting firm’s review of interim financial information.

Controls and Procedures

10. Oversight.    The Audit Committee shall coordinate the Board of Director’s oversight and assessment of the effectiveness of the Company’s internal and external financial reporting processes, the Company’s internal accounting controls, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall review with the Company’s management and the registered public accounting firm, the adequacy of internal controls over financial reporting, the scope and results of the registered public accounting firm’s review of management’s assessment of internal control over financial reporting, the disclosure regarding internal accounting controls and disclosure controls and procedures and attestations required by applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee shall receive and review the certifications of the CEO and CFO required by applicable laws, rules, regulations, listing rules and any other applicable regulatory requirements.

11. Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12. Related-Party Transactions.    The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

13. Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

3

D. Procedures and Administration

1. Meetings.    The Audit Committee shall meet at least quarterly and as often as it deems necessary in order to perform its responsibilities. The Audit Committee shall meet separately with (i) the registered public accounting firm, (ii) Company management, and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate. The Audit Committee shall be governed by the same rules regarding meetings, actions without meetings, notices, waivers of notice, quorum and voting requirements as are applicable to the Board of Directors.

2. Subcommittees.    The Audit Committee may form and delegate authority to grant preapproval of audit or permitted non-audit services to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3. Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

4. Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter (which shall be included in the Company’s annual proxy statement at least once every three years or promptly after any significant amendment) and recommend any proposed changes to the Board for approval.

5. Independent Advisors.    The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6. Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

4

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to Varian Semiconductor that require your immediate attention and approval. These are discussed in detail in the enclosed proxy statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your proxy must be received prior to the Annual Meeting of Stockholders to be held on February 5, 2007. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR ALL PROPOSALS.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Varian Semiconductor Equipment Associates, Inc.

DETACH HERE	ZVAR82

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting of Stockholders - February 5, 2007
P

R

O	Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Thomas C. Baker. and Robert J. Halliday, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote all shares of common stock of Varian Semiconductor Equipment Associates, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on February 5, 2007 and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing, shall deliver a subsequently dated proxy or shall vote in person at the meeting.
X
Y

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VARIAN SEMICONDUCTOR

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZVAR81

☒	Please mark votes as in this example.	3856

A vote FOR the director nominees and FOR proposal 2 is recommended by the Board of Directors.

					FOR	AGAINST	ABSTAIN
1. To elect the following directors as a Class II Directors for the ensuing three years:			2.	To ratify the selection of PricewaterhouseCoopers LLP as Varian Semiconductor’s independent registered public accounting firm for the fiscal year ending September 28, 2007.	☐	☐	☐
Nominee:	FOR	WITHHELD
Xun (Eric) Chen	☐	☐
Dennis G. Schmal	☐	☐

			Mark box at right if comments or address change have been made on the reverse side of this card.				☐

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

Signature:	Date:	Signature:	Date: